UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 7, 2006

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)
One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices)                 (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On April 7, 2006, we entered into an employment agreement with Mr. Rittenbaum, our Senior Vice President and Treasurer.
     The employment agreement with Mr. Rittenbaum provides that, as Senior Vice President and Treasurer, Mr. Rittenbaum will be responsible for various financing and financial disclosure and reporting functions for the Company.
     The employment agreement provides that we will pay Mr. Rittenbaum a base salary of $235,000 per year, as adjusted annually by the Chief Executive Officer. In addition, Mr. Rittenbaum may receive an annual target bonus equal to 50% of his base compensation, subject to performance criteria to be established. The actual amount of his annual bonus may be more or less than the target amount, based on success in meeting the performance criteria as determined by the Chief Executive Officer in consultation with the Compensation Committee of the Board of Directors.
     The employment agreement with Mr. Rittenbaum contains a two-year term of employment. The agreement automatically renews one year from the effective date and on each successive anniversary of that date for one additional year, unless the Company or Mr. Rittenbaum provides written notice within 90 days that the term shall not be renewed or extended. In the event that the employment agreement is terminated by the Company without cause, including non-renewal of the employment agreement by the Company, Mr. Rittenbaum will be entitled to a lump sum severance payment in an amount equal to the sum of two times his base salary and the average of his two most recent annual bonuses (his “Average Bonus”), plus a pro-rated bonus for the year of termination; two years’ continuation of all employee benefits; and full vesting of any options or restricted stock grants previously awarded.
     In the event Mr. Rittenbaum’s employment is terminated by the Company without cause or by Mr. Rittenbaum for “good reason” (as defined in the agreement) within two years following a change in control of the Company, or prior to and in anticipation of the change of control at the insistence or request of the other party in the change of control transaction, Mr. Rittenbaum will be entitled to a lump sum payment in an amount equal to two and one half times the amount of the sum of his base salary and Average Bonus; two years’ continuation of all employee benefits; and full vesting of any options or restricted stock grants previously awarded.
     The employment agreement contains a one-year non-compete covenant, limiting Mr. Rittenbaum from engaging in activities with any business in competition with the Company for a period of one year following his voluntary termination of employment.
     The above description of the terms of the Employment Agreement is qualified in its entirety by the actual language of the Employment Agreement, a copy of which is attached as Exhibits 10.1 to this Current Report on Form 8-K (this “Report”). The above description shall not be construed as an admission of materiality of the Employment Agreement or any provision thereof.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:
     10.1 Employment Agreement between the Company and Mr. Mark Rittenbaum dated April 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date April 13, 2006	By:	/s/ Joseph K. Wilsted Joseph K. Wilsted
Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting
Officer)